Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND TREASURER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Capital Beverage Corporation (the "Company") for the quarter ended March 31, 2009 (the "Report"), I, Carmine N. Stella, hereby certify in my capacity as Chief Executive Officer of the Company, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2009	/s/ Carmine N. Stella Carmine N. Stella Chief Executive Officer

In connection with the quarterly report on Form 10-Q of Capital Beverage Corporation (the "Company") for the quarter ended March 31, 2009 (the "Report"), I, Carol Russell, hereby certify in my capacity as Treasurer of the Company, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

1. The Report fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2009	/s/ Carol Russell Carol Russell Treasurer